Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (under Rule 14a- 6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                             Guaranty State Bancorp
-------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fees (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------
	2)	Aggregate number of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

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

                                                     PRELIMINARY PROXY 3/14/97
                                                     -------------------------
                             GUARANTY STATE BANCORP
                              POST OFFICE BOX 1731
                               302 W. MAIN STREET
                          DURHAM, NORTH CAROLINA 27702

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Guaranty State Bancorp (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies for the Annual Meeting of Shareholders to be held at 2:00 p.m., Thursday, May 1, 1997, or any adjournment thereof, at the Durham Omni Hotel and Convention Center, 201 Foster Street, Durham, North Carolina 27701, for the purposes set forth in the Notice of Annual Meeting of Shareholders, which is enclosed along with the form of proxy.

     All proxies that are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted in favor of (1) approval of the amendment to the Articles of Incorporation to provide for both common and preferred stock; (2) approval of the amendment to the Articles of Incorporation to provide for directors removal only for "cause"; (3) the election of each of the nominees for director; and (4) for the ratification of the selection of independent certified public accountants. The Board of Directors does not know of any other matter which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any proposal which may be presented for action in accordance with their best judgment. A shareholder who gives a proxy may revoke it at any time before it is voted, and any shareholder who attends the meeting in person may vote in person at the meeting, if he or she wishes to do so, even though he or she sent in a proxy. Proxies may be revoked in person or in writing at any time prior to or at the meeting by contacting J. Edwin Causey, Jr., Secretary.

     This Proxy Statement and accompanying proxy are being mailed to shareholders on or about March 31, 1997.

     The Corporation will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Corporation personally, by special letter or by telephone. The Corporation may also request brokers and others to send solicitation material to beneficial owners of stock and may reimburse them for this purpose.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to vote at the meeting. As of the Record Date, the Corporation had outstanding 881,553 shares of common stock, par value $1.00 per share (the "Common Stock"), which shares constitute the only class of stock of the Corporation entitled to notice of and to vote at the meeting. As of the same date, the Corporation had approximately 286 shareholders of record.

     The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. At the Annual Meeting, each shareholder will be entitled to cast one vote for each share of Common Stock held of record on the Record Date for each matter submitted for voting and, in the election of directors, for each director to be elected.

     In voting for directors under Proposal 3, the three nominees receiving the highest number of votes will be elected. Votes may be cast in favor of director nominees or withheld. Withheld votes are not treated as votes cast and, therefore, will have no effect on the election of directors. There is no cumulative voting with respect to the election of directors. In the case of the other proposals, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against approval. Under the rules of the New York Stock Exchange (the "NYSE"), broker-dealers who hold shares in street name have the authority to vote on certain routine items when they have not received voting instructions from beneficial owners. Proposals 1 and 2 are not considered routine matters under the rules of the NYSE. Accordingly, broker-dealers who hold shares in street name and have not received instructions from beneficial owners will not have authority to vote on these two proposals ("broker non- votes"). Under North Carolina law, broker non-votes are not treated as votes cast and, therefore, will have no effect on the vote for Proposals 1 and 2. Similarly, abstentions are not treated as votes cast and, therefore, will have no effect on the vote for any proposal.

     Guaranty State Bancorp was incorporated under North Carolina law on March 26, 1993 for the purpose of becoming the holding corporation of Guaranty State Bank (the "Bank"). The Corporation's business activities consist solely of the operation of the Bank as a wholly-owned subsidiary commercial bank.

     The principal executive offices of the Corporation and the Bank are located at 302 W. Main Street, Durham, North Carolina 27701, telephone (919) 688-9361.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of the Common Stock by (i) each person known by the Corporation to be a beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Corporation as a group, as of March 14, 1997. The percentages are based on total shares outstanding as well as immediately exercisable stock options. Except as otherwise noted, the person named had sole voting and investment power with respect to the shares reflected in the table.
                                  Amount and Nature
                                    of Beneficial       Percent of
Name                                  Ownership        Common Stock

Dwight G. Howard                     119,996(1)            12.73%

Frank A. Ward                         56,222(2)             5.96%

Wachovia Bank of N. C., NA            45,000(3)             4.77%
Executor of the Estate of
Laurance D. Kirkland, Jr.

Charles J. Stewart                    67,984(4)             7.21%

David W. Wiggins                      24,136(5)             2.56%

B. W. Harris, III                     19,190(6)             2.04%

N. Wayne Campbell                     14,290(7)             1.52%

Robert F. Baker                        5,049(8)             *

Stancil B. Roberts                     3,347(9)             *

W. L. Douglas Townsend, Jr.            2,550(10)            *

Susan Cranford Ross                      800(11)            *

E. Spurgeon Booth, Jr.                   500(12)            *

Phillip H. Pearce, M.D.                  300(13)            *

All Directors and Executive
    Officers as a Group              167,124(14)           17.73%
    (13 persons)
___________________________________
     * Less than one percent.

(1)  Mr. Howard's address is Post Office Box 1962, Durham, North Carolina 27702.

(2)  Mr. Ward's address is 518 South Duke Street, Durham, North Carolina  27701.

(3) Wachovia's address is Post Office Box 2252, Durham, North Carolina 27702. As executor, Wachovia has sole voting power for the shares held in the estate. Wachovia does not have voting power for 2,250 shares held in the name of Eva D. Kirkland. Mrs. Kirkland is beneficiary of the Estate of Mr. Kirkland.

(4) Includes 41,880 shares subject to a presently exercisable stock option and 900 shares held by Mr. Stewart's spouse.

(5) Includes 300 shares held by Mr. Wiggins' children under the North Carolina Uniform Transfers to Minors Act, and 750 shares held by Mr. Wiggins' spouse. Mr. Wiggins' address is Post Office Box 71244, Durham, North Carolina 27722.

(6) Includes 4,500 shares subject to a presently exercisable stock option. Mr. Harris' address is 3942 Nottaway Road, Durham, North Carolina 27707.

(7) Includes 825 shares held by Mr. Campbell's spouse. Mr. Campbell's address is 1920 Redding Lane, Durham, North Carolina 27712.

(8)  Mr. Baker's address is Post Office Box 891, Durham, North Carolina 27702.

(9)  Mr. Roberts' address is 2202 Thunder Road, Durham, North Carolina 27712.

(10) Includes 360 shares held by Mr. Townsend's spouse. Mr. Townsend's address is 2204 Whitley Drive, Durham, North Carolina 27707.

(11) Mr. Booth's address is Post Office Box 2916, Durham, North Carolina 27715.

(12) Ms. Ross' address is 4102 Westfield Drive, Durham, North Carolina 27705.

(13) Dr. Pearce's address is 30 Brookside Place, Durham, North Carolina 27705.

(14) Includes 61,005 shares subject to presently exercisable stock options.

                 INTRODUCTION TO PROPOSALS 1 AND 2

     Proposals 1 and 2 have been unanimously approved by the Board of Directors and, under North Carolina law, must be approved by the shareholders to become effective. Proposal 1 seeks an amendment to the Articles of Incorporation of the Corporation to provide for both common stock and a separate class of preferred stock that may be issued from time to time at the direction of the Board of Directors. Proposal 2 seeks an additional amendment to the Articles of Incorporation (collectively, Proposal 1 and Proposal 2 are referred to as the "Charter Amendments") to permit directors to be removed only for "cause" as defined in the amendment. Because the Charter Amendments have an impact upon the rights of shareholders and could be characterized as anti-takeover measures which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Corporation more difficult, each shareholder should carefully study the description of the proposals contained herein and the text of the amendments as set forth in Exhibits A and B to this Proxy Statement. The Board of Directors has no present intention to put before the shareholders any additional proposals which would operate as a significant impediment to an attempt by a third party to obtain control of the Corporation.

Existing Anti-takeover Provisions

     Statutory Provisions. The Corporation, as a bank holding company incorporated under the laws of the State of North Carolina, presently has certain statutory anti-takeover provisions in effect. The Corporation and the Bank are subject to the Change in Bank Control Act, administered by the Board of Governors of the Federal Reserve System as to the Corporation and the Federal Deposit Insurance Corporation as to the Bank, which requires federal regulatory approval before any one person can acquire 10% or more of the outstanding Common Stock. North Carolina banking law has similar prior approval requirements which are administered by the North Carolina Commissioner of Banks. The Corporation has elected to be subject to the North Carolina Shareholder Protection Act, which generally requires the affirmative vote of at least 95% of the voting shares of a corporation to adopt or authorize most business combinations unless certain fair price and procedural requirements are satisfied. The Corporation also has elected to be subject to the North Carolina Control Share Acquisition Act, which generally provides that in the event a potential acquiror acquires a certain percentage of the total voting power of a corporation, the power to vote such shares is subject to approval by a majority of the shares held by persons other than the potential acquiror. If the potential acquiror obtains voting powers in this manner, under certain circumstances the other shareholders will have the right to have their shares redeemed by the Corporation at fair market value.

     Articles of Incorporation and Bylaw Provisions. The Corporation's Articles of Incorporation and Bylaws also contain certain provisions which may have an anti-takeover effect. The Articles of Incorporation provide that shareholders of the Corporation shall not have preemptive rights to acquire additional shares. The existence of preemptive rights would significantly restrict the Corporation's flexibility to enter into friendly or "white knight" acquisitions involving the issuance of large blocks of additional shares to repel a hostile, unsolicited potential acquiror. The Articles of Incorporation do not authorize cumulative voting for directors, which makes it more difficult for minority shareholders to gain representation on the Board of Directors. The Bylaws include a super-majority voting provision which has been approved by the shareholders and which requires approval of certain business combinations by
66.7% of all outstanding shares of voting stock.   The Bylaws of the Corporation
do not permit special meetings of shareholders to be called other than by the Chairman, any Vice Chairman, President or the Board of Directors.

     Other Agreements. The Corporation's 1986 Incentive Stock Option Plan provides for the grant of options pursuant to Section 422 of the Internal Revenue Code to officers and other key employees of the Corporation. The Plan provides that upon a change of control of the Corporation, all outstanding options that have not vested will immediately vest and become exercisable. Such immediate vesting could make more difficult a change in control of the

Corporation through an unsolicited or hostile proposal to acquire control. (See "Executive Compensation")

PROPOSAL 1:  AMENDMENT OF THE ARTICLES OF INCORPORATION TO PROVIDE FOR COMMON
                              AND PREFERRED STOCK.

The Proposed Amendment

     The Board of Directors has unanimously approved and recommends that the shareholders approve the amendment to the Articles of Incorporation which would amend Article IV in its entirety to provide for both Common Stock and Preferred Stock. The text of the amendment to Article IV is provided in Exhibit A to this Proxy Statement. The Articles of Incorporation currently authorize the issuance of 2,500,000 shares of capital stock, all of which are in a single class designated "Common Stock" having a par value of $1.00 per share. The amendment would authorize the Corporation to issue up to 5,000,000 shares of capital stock, 4,000,000 of which will be $1.00 par value Common Stock and 1,000,000 will be Serial Preferred Stock. Approval of the amendment will not impact existing outstanding shares and the Corporation has no present intention to issue any additional shares of Common Stock or to authorize and issue any shares of Preferred Stock. There will be no difference in the presently authorized and issued Common Stock and the Common Stock that will be authorized in the future, assuming the amendment is approved. Preferred Stock may be issued from time to time with such rights, privileges and preferences as the Board of Directors may determine to be in the best interest of the Corporation.

Reasons for the Proposed Amendment

     While the Corporation has no present intention to issue any additional shares of Common Stock or to authorize a series or class of Preferred Stock to be issued and outstanding, the ability to issue additional shares of Common Stock and one or more series of Preferred Stock will give the Corporation flexibility in its future capital planning. With approval of the Amendment, the Board of Directors will have the authority to act quickly, should the best interests of the Corporation be deemed to be served, to issue additional shares of Common or to create one or more series of Preferred Stock, should capital needs of the Corporation arise. With the authority to create one or more series of Preferred Stock, the Articles of Incorporation will be modernized and give the Corporation the same powers other bank holding companies have in structuring their capital accounts.

     The overall effect of the Amendment also may be considered to have an anti-takeover effect since the Board of Directors would have the authority to issue a large block of Common Stock or to create one or more series of Preferred Stock and to sell them to a friendly party should the Corporation be faced with a hostile, unsolicited offer which the Board of Directors believes not to be in the best interest of the Corporation and its shareholders. The ability, without the necessity of obtaining prior shareholder approval, to issue large blocks of additional shares of Common or Preferred stock which may have differing voting requirements (such as a series of Preferred Stock which would be required, under North Carolina law, to vote its majority shares in favor of any change in control proposal) can deter unsolicited, hostile offers and other attempts at gaining control of the Corporation due to the dilutive effect such issuance would have on existing shareholders. If the Amendment is adopted, the Board of Directors has no present intention to issue any additional shares of Common Stock or any series of Preferred Stock but could do so if it deemed such issuance and sale to be in the best interest of the Corporation.

Recommendation

     The Board of Directors recommends a vote "FOR" approval of the Amendment and all proxies received will be voted in favor thereof unless directed otherwise on the proxy by the shareholder.

PROPOSAL 2:  AMENDMENT OF THE ARTICLES OF INCORPORATION REGARDING
                              REMOVAL OF DIRECTORS

The Proposed Amendment

The Board of Directors has unanimously approved and recommends that the shareholders approve an Amendment to the Articles of Incorporation which adds a new Article XIV to provide for removal of directors only for "cause" as set forth therein. Under North Carolina law, only a charter provision recommended by the Board of Directors and approved by the shareholders is effective to permit directors to be removed only for "cause" . At the present time, directors may be removed with or without "cause". The Amendment would provide that directors may only be removed for one or more of the following reasons defined as "cause": (i) the criminal prosecution and conviction of the director of an act of fraud, embezzlement, theft or personal dishonesty; (ii) prosecution and conviction of a criminal offense involving dishonesty or breach of trust described by the Federal Deposit Insurance Act; (iii) the occurrence of an event causing such director to be "unbondable" under any of the Corporation's fidelity bonds or insurance policies covering its directors; or (iv) such director being absent without excuse from 25% of the Board of Director's meetings held during any 12 consecutive month period.

Reasons for the Proposed Amendment

     At the present time directors may be removed with or without "cause". The current Bylaws provide for a classified or "staggered" board of directors with terms of three years. Such a classified board structure can be nullified without a provision in the Articles of Incorporation that directors may only be removed for "cause". The primary intent of a classified board is to delay the takeover of a majority of the positions on the Board of Directors beyond the elapse of one year's time. By eliminating the shareholder's right to remove directors "without cause", a potential acquiror of a controlling interest of the Common Stock of the Corporation could not gain control of the Board of Directors unless, with respect to a majority of incumbent directors, there exist circumstances which constitute "cause" as defined in the Amendment. Accordingly, the Amendment makes the classification of the Board of Directors effective. Otherwise, an acquiring shareholder could remove the entire board of directors without "cause" and thereby gain total control of the Corporation by obtaining only a majority of the ownership of the Corporation.

Recommendation

     The Board of Directors recommends a vote "FOR" approval of the Amendment and all proxies received will be voted in favor thereof unless directed otherwise on the proxy by the shareholder.

PROPOSAL 3:  ELECTION OF DIRECTORS

     The Corporation's Bylaws provide that the number of directors constituting the Board of Directors shall be not less than nine nor more than fifteen, which are divided into three classes, as nearly equal in number as possible. As of the date hereof, there are ten directors and the Board is divided into three staggered classes. Members serving on the Corporation's Board of Directors are appointed to the Bank's Board in the same class in which they serve on the Corporation's Board. There are three nominees for election as directors. Each of the nominees upon election will serve for a three year term expiring in 2000 or until his successor is elected and qualified.

     Of the nominees for directors, all are members of the present Board of Directors and were elected in 1994. In the absence of any specification to the contrary, proxies will be voted for the election of all three of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at any time before the meeting, any of the nominees listed below have become unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any nominee listed below is likely to become unavailable.

     Set forth below is a table showing the name, age, initial year of election to the Board and principal occupation and employment for the past five years of each of the three nominees for election to three year terms to the Board of Directors.

                                  Director     Principal Occupations
Name                       Age      Since      During the Past Five Years

Nominees

Susan Cranford Ross         41      1994       Associate Dean and Director of
                                               Arts and Sciences Development,
                                               Duke University

David W. Wiggins            51      1994       Staff Systems and Procedures
                                               Analyst, International Business
                                               Machines Corporation

Charles J. Stewart          47      1993       President and Chief Executive
                                   *1979       Officer, Guaranty State
                                               Bancorp and Guaranty State Bank
Terms Expiring in 1998

E. Spurgeon Booth, Jr.      64      1993       Secretary-Treasurer, Booth Real
                                   *1977       Estate and Insurance, Inc.

N. Wayne Campbell           54      1993       President, Credit Financial
                                   *1980       Information Service Inc. (credit
                                               reporting agency)

W. L. Douglas Townsend, Jr. 38      1993       Managing Director and CEO,
                                   *1988       Townsend Frew & Co.,
                                               L.L.C.(January, 1996-present;
                                               investment banking); Senior Vice
                                               President, Corporate Development,
                                               Coastal Physician Group, Inc.
                                               (1991- 1995)

Stancil B. Roberts          55      1995       Principal, Knott & Roberts,
                                               Engineering Associates, P.A.

Terms Expiring in 1999

Robert F. Baker             61      1993       Partner, Spears, Barnes,
                                   *1972       Baker, Wainio, Brown
                                               and Whaley (law firm)

B. W. Harris, III           58      1993       Principal, Harris, Harris
                                   *1968       & Company, CPA's,
                                               PLLC(November, 1995 -present);
                                               Principal, Bailey, Self, Harris
                                               and Company (certified public
                                               accountants, 1960-1995)

Philip H. Pearce, M.D.      61      1993       Partner, The Durham Women's
                                               Clinic, P.A. (OB/GYN clinic
______________________

* Director of Bank since year stated.

Meetings of the Board of Directors and Committees of the Board

     During the fiscal year ended December 31, 1996, there were twelve meetings of the Board of Directors of the Corporation and twelve meetings of the Board of Directors of the Bank. No director of the Corporation attended fewer than 75% of the number of meetings of the Board and of standing committees of the Corporation to which they were elected.

     The Board of Directors of the Corporation has established an Executive Committee to serve as an advisory committee to the Board of Directors on matters relating to the policies and business affairs of the Corporation and the Bank. During the intervals between meetings of the Board, the Executive Committee has the same authority as the Board of the Corporation. The Executive Committee also acts as the Loan Committee authorized by applicable North Carolina law in reviewing and approving loans. The members of the Executive Committee are B.W. Harris, III, N. Wayne Campbell, W. L. Douglas Townsend, Jr. and Charles J. Stewart. The Executive Committee meets on a monthly basis and held twelve meetings in fiscal year 1996. The Board of Directors of the Bank has established an Executive Committee, whose members are the same as the members of the Executive Committee of the Corporation. The Executive Committee of the Bank meets on a monthly basis and held 12 meetings in fiscal year 1996.

     The Board of Directors of the Corporation has established an Audit Committee, which is vested with the authority to cause audits to be made at the Corporation, to review the scope of internal and external audits, and to report directly to the Board of Directors with respect to these functions. The Audit Committee does not select the independent accountants for the Corporation. Such selection is made by the Board of Directors. The members of the Audit Committee are Robert F. Baker, E. Spurgeon Booth, Jr. and Philip H. Pearce. The Audit Committee meets quarterly and held four meetings in fiscal year 1996. The Board of Directors of the Bank has established an Audit Committee, whose members are the same as the members of the Audit Committee of the Corporation. The Audit Committee of the Bank also meets on a quarterly basis and held four meetings in fiscal year 1996.

     In 1996, the Corporation and the Bank did not have a nominating committee or compensation committee. Functions typically performed by such committees are performed by the respective Board of Directors.

     Members of the Boards of Directors of the Corporation and the Bank are paid $225 for each meeting they attend. If the Boards and committees of the Corporation and the Bank are held concurrently, members of both Boards and committees are paid for one meeting. All Board and committee meetings were held concurrently in 1996. Executive and Audit Committee members of the Corporation and the Bank are paid $400 and $225, respectively, for each committee meeting they attend.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Corporation, each of which serves in the same capacity for the Bank:

Name                    Age            Position

Charles J. Stewart       47        President and
                                   Chief Executive Officer

Jean R. Turner           51        Senior Vice President

Joseph M. Johnson        41        Senior Vice President

J. Edwin Causey, Jr.     53        Senior Vice
                                   President and Secretary

     Charles J. Stewart has been employed by the Bank since 1972. Mr. Stewart has served as President and Chief Executive Officer of the Bank since 1979 and of the Corporation since 1993.

     Jean R. Turner joined the Bank in 1986 and serves as Chief Administrative Officer. Ms. Turner was appointed a Senior Vice President of the Bank in 1987 and of the Corporation in 1993.

     Joseph M. Johnson joined the Bank in 1987 and serves as the Bank's Chief Lending Officer. Mr. Johnson was appointed a Senior Vice President of the Bank in 1991 and of the Corporation in 1993.

     J. Edwin Causey, Jr. has been employed by the Bank since 1967 and has served as a Senior Vice President of the Bank since 1986. Mr. Causey was appointed a Senior Vice President of the Corporation in 1993. He serves as the Bank's security officer.

                             EXECUTIVE COMPENSATION

     Mr. Charles J. Stewart has entered into an Employment Agreement with the Bank effective January 14, 1988 to serve in a principal executive and management capacity under the title of President and Chief Executive Officer. The Agreement is for a term of one year and is automatically renewable on a year-to-year basis, subject to the termination provisions. The Board of Directors establishes the base salary on an annual basis and the Agreement provides for the normal and customary benefits for persons serving in similar bank executive capacities. The Agreement may be terminated by either party and if terminated by the Bank without cause, the Bank shall be obligated to pay the compensation for a twelve month period of time, subject to reduction should Mr. Stewart obtain employment with a bank in Durham County, North Carolina. Additionally, the Bank has purchased a split-dollar life insurance policy and contract as part of a supplemental executive retirement benefit for Mr. Stewart. The contract provides for up to $1,200,000 in death benefit in the event of Mr. Stewart's death prior to age 60 and declines thereafter at varying age levels. Upon the payment of death benefits the Bank recovers all premiums paid, plus interest.

     The following table sets forth certain information relating to compensation received by the Corporation's Chief Executive Officer for fiscal years 1994, 1995 and 1996. No other executive officer of the Corporation received total annual salary and bonus in excess of $100,000.

                           Summary Compensation Table
                                                         Long Term
                           Annual Compensation          Compensation
    Name and                                       Securities Underlying      All Other
Principal Position   Year  Salary ($)   Bonus ($)         Options         Compensation ($)1
Charles J. Stewart   1996    117,480      44,000             -                  8,173
President and Chief  1995    111,881      40,000           6,000                9,056
Executive Officer    1994    106,723      30,000             -                  7,495
___________________


(1) Consists of the Corporation's matching and discretionary contributions to the Corporation's 401(k) profit-sharing plan. In 1996, the Board of Directors approved a non-qualified Executive Retirement Plan for Mr. Stewart. No expense was incurred in 1996 for this plan.

The following table summarizes options exercised by Charles J. Stewart during the fiscal year ended December 31, 1996 and presents the value of unexercised options held by Mr. Stewart as of December 31, 1996. No options were granted to Mr. Stewart or any other executive officer in 1996.


                Aggregated Option Exercises in Fiscal Year 1996
                       and Fiscal Year-End Option Values

                                                              Number of Securities
                                                             Underlying Unexercised        Value of Unexercised
                                                                    Options at             In-the-Money Options
                       Shares Acquired        Value            Fiscal Year-End (#)        at Fiscal Year-End ($)
Name                   on Exercise (#)      Realized ($)   (Exercisable/Unexercisable)  (Exercisable/Unexercisable)
Charles J. Stewart         1,650               12,840                 41,880/0                    657,602/0
President and Chief
Executive Officer

</TALBE>

Profit-Sharing Plan

     The Corporation's Section 401(k) profit-sharing plan is designed to encourage participants to save on a regular basis and to provide such participants with deferred compensation and additional performance incentives.
Employee participants may elect to contribute from 1% to 15% of compensation with the Corporation matching 50% of each participant's contribution up to 2% of the participant's salary and 100% of the participant's contribution between 2% and 4% of his or her salary. The plan provides for additional discretionary employer contributions, as approved annually by the Board of Directors. Any such discretionary contributions are allocated among all eligible employees, including those who have not elected to make voluntary contributions through salary reduction.

                              CERTAIN TRANSACTIONS

     The Bank has engaged in, and expects to continue to engage in, lending transactions with the Corporation's directors and officers and with corporations and other entities with which such individuals are shareholders or principals.
During the last two years, all of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Coopers & Lybrand, L.L.P., independent certified public accountants, to audit the accounts of the Corporation for fiscal year 1997. Management is not aware that any member of this firm or any of its associates had any direct financial interest or any material indirect financial interest in the Corporation or any of its affiliates during 1996.

     Representatives of Coopers & Lybrand, L.L.P., are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

                                       10


     To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Corporation's officers, directors and greater than 10% shareholders were met during the fiscal year ended December 31, 1996.

                             SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1998 annual meeting of shareholders must present such proposal to the Corporation at its principal office at 302 W. Main Street, Durham, North Carolina, by November 14,
1997, for the proposal to be considered for inclusion in the Corporation's proxy statement.

                                 ANNUAL REPORT

     Accompanying this proxy statement is a copy of the Corporation's 1996
Annual Report to Shareholders, which includes the Company's financial statements as of and for the fiscal year ended December 31, 1996 and certain other information.

     The Corporation's Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1996, as filed with the Securities and Exchange Commission, will be furnished to any shareholder without charge (other than a reasonable fee for inclusion of exhibits to such Annual Report), if requested in writing. Written requests for this Annual Report should be directed to Jean R. Turner, Senior
Vice President, Guaranty State Bancorp, Post Office Box 1731, Durham, North
Carolina 27702.

     You are encouraged to promptly execute the enclosed Proxy and return it in the enclosed envelope that requires no postage if mailed in the United States.

                               For the Board of Directors,



                               J. Edwin Causey, Jr., Secretary
March 31, 1997

                                       11


                             Guaranty State Bancorp
                              302 West Main Street
                         Durham, North Carolina  27702



                                 March 31, 1997


Dear Shareholders:

It is a pleasure to invite you to Guaranty State Bancorp's 1997 Annual Meeting of Shareholders to be held on May 1, 1997, at the Omni Durham Hotel and Convention Center, 201 Foster Street, Durham, North Carolina. The annual meeting is scheduled to begin at 2:00 p.m., local time.

The matters scheduled for consideration at the meeting are described in detail in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether you own a few or many shares of stock, and whether or not you plan to attend the meeting in person, it is important that your shares be voted on the matters that come before the meeting. If you are unable to attend the meeting or prefer to vote by proxy, please complete the enclosed proxy and return it to us no later than April 30, 1997. A shareholder who gives a proxy may revoke it any time before it is voted, and any shareholder who attends in person may vote in person at the meeting, if he or she wishes to do so, even though he or she may have previously sent in a proxy. Proxies may be revoked in person or in writing any time prior to or at the meeting by contacting J. Edwin Causey, Jr., Secretary.

We hope your schedule allows you to be at the Omni Durham Hotel and Convention
Center for the annual meeting.  We look forward to seeing you on May 1.

                              Very truly yours,



                              Charles J. Stewart
                              President and Chief Executive Officer

                                       12


                             GUARANTY STATE BANCORP
                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders of Guaranty State Bancorp:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Guaranty
State Bancorp will be held at the Omni Durham Hotel and Convention Center, 201
Foster Street, Durham, North Carolina 27701, at 2:00 p.m. on Thursday, May 1,
1997, for the following purposes:

          1. To amend Article IV of the Articles of Incorporation of the Corporation to provide for both common stock and preferred stock.

          2. To amend the Articles of Incorporation of the Corporation by adding Article XIV to provide that directors may be removed only for "cause".

          3.   To elect three directors with terms expiring in 2000.

          4. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand, L.L.P. as independent public accountants to audit the books of the Corporation for the fiscal year ending
               December 31, 1997.

          5. To act upon such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 14, 1997 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. You are requested to date, sign, and return the enclosed proxy promptly so that if you are unable to attend the meeting your shares can nevertheless be voted at the meeting. If you attend, your proxy will be returned to you upon request.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              J. Edwin Causey, Jr., Secretary

Durham, North Carolina
March 31, 1997


Guaranty State Bancorp
Annual Meeting of Shareholders

Location: Omni Durham Hotel and Convention Center
          201 Foster Street
          Durham, North Carolina  27701

Date:     Thursday, May 1, 1997

Time:     2:00 p.m

                                       13


                             GUARANTY STATE BANCORP
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF GUARANTY STATE BANCORP

The undersigned, revoking all prior proxies, hereby appoints Robert F. Baker, E.
Spurgeon Booth, Jr. and N. Wayne Campbell, or any of them, with full power of substitution, attorneys-in-fact and proxies to appear and vote, as indicated below, all of the true and lawful shares of Common Stock of Guaranty State
Bancorp (the "Corporation") that the undersigned would be entitled to vote at the annual meeting of shareholders to be held at 2:00 p.m. on May 1, 1997, at the Omni Durham Hotel and Convention Center, 201 Foster Street, Durham, North
Carolina, and at any and all adjournments thereof, as follows:


1.   AMENDMENT OF ARTICLE IV OF THE ARTICLES OF INCORPORATION TO PROVIDE FOR
     COMMON AND PREFERRED STOCK.

The amendment in its entirety of Article IV of the Articles of Incorporation of the Corporation to provide for both common stock and preferred stock which may be issued from time to time by the Board of Directors.

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN



2.   AMENDMENT OF THE ARTICLES OF INCORPORATION TO PROVIDE FOR REMOVAL OF
     DIRECTORS ONLY FOR "CAUSE".

To provide for a new Article XIV to the Articles of Incorporation whereby directors may only be removed for "cause".

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

                                       14


3.   ELECTION OF DIRECTORS.

The election to the Board of Directors of the following three nominees of the Board of Directors of the Corporation, all of whom have consented to being nominated and all of whom will serve, if elected, for a term of three years or until his successor is duly elected.

     Susan C. Ross

     Charles J. Stewart

     David W. Wiggins

[ ]  FOR the nominees listed as a group.

[ ]  FOR the nominees listed except as marked to the contrary.

[ ] WITHHOLD AUTHORITY to vote for the nominees listed as a group.

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THE NOMINEE'S NAME.)



4.   RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

The ratification of the selection by the Board of Directors of Coopers &
Lybrand, L.L.P. as the Corporation's independent certified public accountants to audit its accounts and financial statements for the fiscal year ending December
31, 1997.

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN



5.   OTHER BUSINESS.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS
MARKED HEREIN.  IF INSTRUCTIONS ARE NOT INCLUDED HEREIN, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR THE ELECTION OF EACH OF THE NOMINEES FOR
DIRECTOR AS LISTED IN PROPOSAL 3 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH
SUCH NOMINEE.  IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN
PARAGRAPH 3 BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO
VOTE FOR A SUBSTITUTE NOMINEE.

                                       15


Please sign exactly as your name appears on your stock certificate(s). If the holder is a corporation or partnership, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign. Persons signing in any capacity other than as an individual should give full title and authority.

The undersigned hereby further acknowledges receipt of the Notice of Annual
Meeting of Shareholders, dated March 26, 1997, and the Proxy Statement furnished therewith.



Sign: _________________________________________________________


Sign: _________________________________________________________


Please type or print

Name:  ________________________________________________________

Date:  ________________________________________________________


IMPORTANT: Please MARK, SIGN AND DATE this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                                       16


